Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Endurance International Group Holdings, Inc.

Burlington, Massachusetts

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated February 28, 2014, relating to the consolidated financial statements of Endurance International Group Holdings, Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP

Boston, Massachusetts

November 17, 2014